Filed Pursuant to Rule 424(b) (5)
Registration No. 333-251154
PROSPECTUS SUPPLEMENT
(To Prospectus dated December 11, 2020)
$39,500,000

Common Stock
On June 21, 2021, iSun, Inc., a Delaware corporation (“iSun”, the “Company”, “we” or “us”) entered into a certain Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (“B. Riley”), relating to shares of our Common Stock offered by this Prospectus Supplement. The Sales Agreement was amended by Amendment No. 1 to Sales Agreement dated October 25, 2021. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $39,500,000 from time to time through B. Riley, acting as our agent.
Our Common Stock is quoted on The Nasdaq Capital Market under the symbol “ISUN.” On October 22, 2021, the last reported sale price of our Common Stock was $8.55 per share.
Sales of our Common Stock, if any, under this Prospectus may be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act. B. Riley is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between B. Riley and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to B. Riley for sales of Common Stock sold pursuant to the Sales Agreement will be equal to 3.0% of the gross proceeds of any shares of Common Stock sold under the Sales Agreement. In connection with the sale of the Common Stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to B. Riley with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act of 1934, as amended, or the Exchange Act.
Investing in our Common Stock involves risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement, and under similar headings in the other documents that are incorporated by reference into this Prospectus Supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
B. Riley Securities	EF Hutton, division of Benchmark Investments, LLC
October 25, 2021

PROSPECTUS SUPPLEMENT
PROSPECTUS
S-i

ABOUT THIS PROSPECTUS
This Prospectus relates to the offering of our Common Stock. Before buying any of the Common Stock that we are offering, we urge you to carefully read this Prospectus, together with the accompanying Base Prospectus and the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” in this Prospectus, and any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering. These documents contain important information that you should consider when making your investment decision.
This Prospectus describes the terms of this offering of Common Stock and also adds to and updates information contained in the documents incorporated by reference into this Prospectus. To the extent there is a conflict between the information contained in this Prospectus, on the one hand, and the information contained in any document incorporated by reference into this Prospectus that was filed with the Securities and Exchange Commission, or SEC, before the date of this Prospectus, on the other hand, you should rely on the information in this Prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this Prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
We have not, and the sales agent has not, authorized anyone to provide you with information different than that contained or incorporated by reference in this Prospectus and any free writing Prospectus or Prospectus supplement that we have authorized for use in connection with this offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this Prospectus, the documents incorporated by reference herein, and in any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this Prospectus, the documents incorporated by reference herein, and any free writing Prospectus or Prospectus Supplement that we have authorized for use in connection with this offering in their entirety before making an investment decision.
We are offering to sell, and are seeking offers to buy, the shares of Common Stock only in jurisdictions where such offers and sales are permitted. The distribution of this Prospectus and the offering of the shares of Common Stock in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this Prospectus must inform themselves about and observe any restrictions relating to the offering of the shares and the distribution of this Prospectus outside the United States. This Prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This Prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this Prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.
S-ii

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:
•	the impact of the COVID-19 pandemic on our business;
•	our limited operating history;
•	our ability to raise additional capital to meet our objectives;
•	our ability to compete in the solar power industry;
•	our ability to sell solar power systems;
•	our ability to arrange financing for our customers;
•	government incentive programs related to solar energy;
•	our ability to increase the size of our company and manage growth;
•	our ability to acquire and integrate other businesses;
•	disruptions to our supply chain from protective tariffs on imported components, supply shortages and/or fluctuations in pricing;
•	our ability or inability to attract and/or retain competent employees;
•	relationships with employees, consultants, customers, and suppliers; and
•	the concentration of our business in one industry in limited geographic areas.
These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this Prospectus and our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 15, 2021, and amended on Form 10-K/A filed with the SEC on June 11, 2021, as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this Prospectus in their entirety.
In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus.
You should read this Prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this Prospectus, and particularly our forward-looking statements, by these cautionary statements.
S-iii

PROSPECTUS SUPPLEMENT SUMMARY
The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this Prospectus. Before you decide to invest in our shares of Common Stock, you should read the entire Prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this Prospectus.
Unless otherwise indicated or unless the context requires otherwise, this Prospectus includes the accounts of iSun, Inc.., a Delaware corporation, and its wholly-owned subsidiaries, Peck Electric Co., a Vermont corporation, iSun Energy LLC, a Delaware limited liability company, and iSun Residential, Inc., a Delaware corporation, collectively referred to as “we”, “us”, “iSun” or the “Company”.
Overview
We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. Our most recent expansion is the acquisition by iSun Residential, Inc. of Solar Communities, Inc. d/b/a SunCommon, a Vermont benefit corporation (“SunCommon”). We are a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. Our core values were and still are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, our Chief Executive Officer, has applied such core values to expand into the solar industry. Today, we are guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.
The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2032 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. The majority of the other states in the U.S. also have renewable energy goals, regardless of current Federal solar policy. We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy. We intend to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to our shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.
We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 125 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. As a result of the acquisition of SunCommon we provide services to the residential solar, small commercial solar and community solar market segments. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success.
Corporate Information
We were incorporated on October 8, 2014 under the laws of the State of Delaware as Jensyn Acquisition Corp. On June 20, 2019, we changed our name to The Peck Company Holdings, Inc. On January 19, 2021, we changed our name to iSun, Inc. Our executive offices are located at 400 Avenue D, Suite 10, Williston, Vermont 05495 and our telephone number is (802) 658-3378. Our website address is www.isunenergy.com. The information on our website is not part of this Prospectus. We have included our website address as a factual reference and do not intend it to be active link to our website.

The Offering
Common Stock offered by us:
Shares of our Common Stock having an aggregate offering price of up to $39,500,000.
Manner of offering:
“At the market offering” that may be made from time to time through our sales agent, B. Riley See “Plan of Distribution” (Conflicts of Interest) on page S-8.
Use of proceeds:
We intend to use the net proceeds, if any, from this offering, to repay borrowings from B. Riley Commercial Capital, LLC and, when and if such borrowings are repaid in full, for working capital and general corporate purposes. See “Use of Proceeds” on page S-6.
Risk Factors:
Investing in our Common Stock involves significant risks. See “Risk Factors” beginning on page S-3 of this Prospectus Supplement and other information included or incorporated by reference into this Prospectus Supplement for a discussion of factors you should carefully consider before investing in our Common Stock.
Nasdaq Capital Market trading symbol:
ISUN
Conflicts of interest:
We intend to use a portion of the net proceeds of this offering to repay borrowings from B. Riley Commercial Capital, LLC, an affiliate of B. Riley. Therefore, B. Riley has a “conflict of interest” in this offering within the meaning of Rule 5121 of the Financial Industry Regulatory Authority (“FINRA”), and this offering will be conducted in accordance with FINRA Rule 5121. B. Riley may not make sales of shares in this offering to any of its discretionary accounts without the prior written approval of the account holder. FINRA Rule 5121 requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of this Prospectus Supplement and exercise the usual standards of due diligence with respect thereto. EF Hutton, division of Benchmark Investments, LLC (“EF Hutton”) has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection of this offering. EF Hutton will not receive any additional compensation for acting as qualified independent underwriter. We have agreed to indemnify EF Hutton for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that EF Hutton may be required to make for these liabilities. See “Plan of Distribution (Conflicts of Interest)” on page S-8 of this prospectus supplement.

RISK FACTORS
Investing in our Common Stock involves a high degree of risk. Prior to making a decision about investing in our Common Stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as in any applicable Prospectus Supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this Prospectus, together with all of the other information contained in this Prospectus, or any applicable Prospectus Supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Documents by Reference.” If any of the risks or uncertainties described in our SEC filings or any Prospectus Supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.
Risks Relating to this Offering
If you purchase our shares in this offering, you may incur immediate and substantial dilution in the book value of your shares.
The public offering price per share of our Common Stock, may be substantially higher than the net tangible book value per share of our Common Stock immediately prior to the offering. Assuming that an aggregate of 4,619,883 shares of our Common stock are sold at a price of $8.55 per share pursuant to this Prospectus Supplement, which was the last reported sale price of our Common Stock on the Nasdaq Capital Market October 22, 2021, we would receive aggregate gross proceeds of approximately $39.5 million. After deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution of $3.30 per share, representing a difference between our as adjusted net tangible book value per share as of June 30, 2021 after giving effect to this offering and the assumed offering price. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.
A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our common stock.
Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are, and the shares of Common Stock offered hereby will be, freely tradable without restriction or further registration under the Securities Act of 1933, as amended, or the Securities Act.
We may allocate the net proceeds from this offering in ways that you or other stockholders may not approve.
We currently intend to use the net proceeds of this offering, if any, to repay borrowings from B. Riley Commercial Capital, LLC, and, when and if such borrowings are repaid in full, for working capital and general corporate purposes, which may include capital expenditures and the financing of possible acquisitions or business expansions. This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this offering, their ultimate use may vary substantially from their currently intended use. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our Common Stock. See “Use of Proceeds.”
If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.
Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurance that we will be able to comply with the applicable listing standards.

If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.
The effects of the outbreak of the novel coronavirus (COVID-19) have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our customers’ operations, which could have an adverse effect on our business, financial condition and results of operations.
The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Since then, the spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The United States now has the world’s most reported COVID-19 cases, and all 50 states and the District of Columbia have reported cases of infected individuals. Several states, including Vermont, where we are headquartered, have declared states of emergency. Impacts to our business could be widespread, and material impacts may be possible, including the following:
•	employees contracting COVID-19;
•	reductions in our operating effectiveness as our employees work from home or disaster-recovery locations;
•	unavailability of key personnel necessary to conduct our business activities;
•	an economic environment which may have significant accounting and financial reporting implications;
•	unprecedented volatility in global financial markets;
•	reductions in revenue across our operating businesses;
•	delay in planned entry into, or expansion of, investments or projects in foreign jurisdictions;
•	closure of our offices or the offices of our customers; and
•	de-globalization.
We are taking precautions to protect the safety and well-being of our employees and customers. However, no assurance can be given that the steps being taken will be deemed to be adequate or appropriate, nor can we predict the level of disruption which will occur to our employees’ ability to provide customer support and service. The further spread of the COVID-19 outbreak may materially disrupt manufacturing, distribution and other segments in the renewable energy industry. Any one or more of these developments could have a material adverse effect on our business, operations, consolidated financial condition, and consolidated results of operations.
Continued failure to meet covenants in the Line of Credit Agreement with NBT Bank could result in acceleration of our payment obligations thereunder, and we may not be able to find alternative financing.
The Company has a working capital line of credit with NBT Bank with a limit of $6,000,000 and a variable interest rate based on the Wall Street Journal Prime rate, currently 3.25%. The line of credit is payable upon demand and subject to an annual review in October 2021. The balance outstanding was $2,482,127 and $2,675,041 at December 31, 2020 and December 31, 2019, respectively. The balance outstanding at June 30, 2021 was $3,518,193. Borrowing is based on 80% of eligible accounts receivable. The line is secured by all business assets and is subject to certain financial covenants. These financial covenants consist of a minimum debt service coverage ratio of 1.20 to 1.00 measured on a quarterly basis. As of June 30, 2021, the Company was not in compliance with the financial covenants but received a waiver of covenant default from NBT Bank.
There is no assurance that we will be able to obtain similar waivers of non-compliance in the future. If we fail to comply with the covenants contained in the NBT Line of Credit Agreement or if NBT Bank contends that we have failed to comply with these covenants or any other restrictions, it could result in an event of default under the NBT

Line of Credit Agreement, which would permit or, in certain events, require NBT Bank to declare all amounts outstanding thereunder to be immediately due and payable. There can be no assurances that we will be able to repay all such amounts or able to find alternative financing in an event of a default. Even if alternative financing is available in an event of a default under the NBT Line of Credit Agreement, it may be on unfavorable terms, and the interest rate charged on any new borrowings could be substantially higher than the interest rate under the NBT Line of Credit Agreement, thus adversely affecting cash flows, results of operations, and ultimately, our ability to meet operating cash flow requirements.

USE OF PROCEEDS
We currently intend to use the net proceeds from this offering, if any, to repay borrowings from B. Riley Commercial Capital, LLC, and, when and if such borrowings are repaid in full, for working capital and general corporate purposes. The principal amount of such borrowings as of the date of this Prospectus is $10,000,000. The borrowings bear interest at the rate of eight percent (8%) per annum. Upon repayment in full of the borrowings the Company is required to pay an origination fee of four percent (4%) of the original principal amount of the borrowings, The origination fee is subject to a one percent (1%) increase on January 15, 2022 and the 15th of each month thereafter up to a maximum of seven percent (7%) in the aggregate. Additional information with respect to such borrowings is contained in the Company’s Current Report on Form 8-K which was filed with the SEC on October 5, 2021 and which is incorporated herein by reference.
The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this Prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.
MARKET PRICE OF OUR COMMON STOCK
Our Common Stock is presently listed on The Nasdaq Capital Market under the symbol “ISUN”. On October 22, 2021, the last reported sale price of our Common Stock was $8.55.
Holders
As of October 15, 2021 we had 399 registered holders of record of our Common Stock. A substantially greater number of holders of our Common Stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.
DILUTION
If you invest in the securities being offered by this Prospectus Supplement and the accompanying prospectus, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our Common Stock after this offering.
The net tangible book value of our Common Stock as of June 30, 2021 was approximately $33,594,248, or approximately $3.70 per share. Net tangible book value per share represents the amount of our total tangible assets, excluding goodwill and intangible assets, less total liabilities, divided by the total number of shares of our Common Stock outstanding. Dilution per share to new investors represents the difference between the effective amount per share paid by purchasers for each share of Common Stock in this offering and the net tangible book value per share of our Common Stock immediately following the completion of this offering.
After giving effect to the sale of our Common Stock during the term of the Sales Agreement with B. Riley in the aggregate amount of $39,500,000 at an assumed offering price of $8.55 per share, the last reported sale price of our Common Stock on the Nasdaq on October 22, 2021, and after deducting commissions and estimated aggregate offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2021 would have been approximately $71,909,248, or $5.25 per share of Common Stock. This represents an immediate increase in the net tangible book value of $38,315,000 or $1.55 per share to our existing stockholders, and an immediate dilution in net tangible book value of $3.30 per share to new investors. The following table illustrates this per share dilution:
Public offering price per share		$8.55
Net tangible book value per share at June 30, 2021	$3.70
Increase to net tangible book value per share attributable to investors purchasing our Common Stock in this offering	$1.55
Pro forma net tangible book value per share as of June 30, 2021 after giving effect to this offering		$5.25
Dilution of pro forma net tangible book value per share to investors purchasing our Common Stock in this offering		$3.30

In addition, if previously issued options to acquire Common Stock are exercised at prices below the public offering price you will experience further dilution.
The number of shares of our Common Stock to be outstanding after this offering is based on 9,087,767 shares of our Common Stock outstanding as of June 30, 2021 and excludes:
•	429,000 shares of our Common Stock issuable upon the exercise of options outstanding as of June 30, 2021 with a weighted-average exercise price of $12.00 per share;
•	565,025 shares of our Common Stock issuable upon the exercise of the warrants outstanding as of June 30, 2021 with a weighted-average exercise price of $11.50 per share;
•	201,333 shares of our Common Stock issuable upon the exercise of non-qualified stock options as of June 30, 2021 with a weighted-average exercise price of $1.50 per share;
DIVIDEND POLICY
We have never declared or paid cash dividends on our capital stock. We currently intend to retain our future earnings, if any, for use in our business and therefore do not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of our Board of Directors after taking into account various factors, including our financial condition, operating results, current and anticipated cash needs and plans for expansion.

PLAN OF DISTRIBUTION
(Conflicts of Interest)
We have entered into the Sales Agreement with B. Riley under which we may issue and sell shares of our Common Stock from time to time up to $39,500,000 to or through B. Riley, acting as our sales agent. The sales of our Common Stock, if any, under this Prospectus will be made at market prices by any method deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.
In connection with the Company’s borrowings from B. Riley Commercial Capital, LLC we have provided B. Riley with an Irrevocable Placement Notice to sell shares of our Common Stock under the Sales Agreement. Any net proceeds of these sales will be applied as a mandatory prepayment of such borrowings. B. Riley was authorized to commence sales on October 10, 2021 and may sell on a monthly basis twenty percent (20%) of the average monthly trading volume of the Company shares of Common Stock on Nasdaq as calculated on trailing 30-day basis. When and if such borrowings are paid in full, each time that we wish to issue and sell shares of our Common Stock under the Sales Agreement, we will provide B. Riley with a placement notice describing the amount of shares to be sold, the time period during which sales are requested to be made, any limitation on the amount of shares of Common Stock that may be sold in any single day, any minimum price below which sales may not be made or any minimum price requested for sales in a given time period and any other instructions relevant to such requested sales. Upon receipt of a placement notice, B. Riley, acting as our sales agent, will use commercially reasonable efforts, consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market, to sell shares of our Common Stock under the terms and subject to the conditions of the placement notice and the Sales Agreement. We or B. Riley may suspend the offering of Common Stock pursuant to a placement notice upon notice and subject to other conditions.
Settlement for sales of Common Stock, unless the parties agree otherwise, will occur on the second trading day following the date on which any sales are made in return for payment of the net proceeds to us. There are no arrangements to place any of the proceeds of this offering in an escrow, trust or similar account. Sales of our Common Stock as contemplated in this Prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and B. Riley may agree upon.
We will pay B. Riley commissions for its services in acting as our sales agent in the sale of our Common Stock pursuant to the Sales Agreement. B. Riley will be entitled to compensation at a fixed commission rate of 3.0% of the gross proceeds from the sale of our Common Stock on our behalf pursuant to the Sales Agreement. We have also agreed to reimburse B. Riley for its reasonable and documented out-of-pocket expenses (including but not limited to the reasonable and documented fees and expenses of its legal counsel) in an amount not to exceed $50,000, and reimbursement of B. Riley’s expenses in connection with any quarterly due diligence investigation of us, during the term of the Sales Agreement, in an amount not to exceed $10,000 per year.
We estimate that the total expenses for this offering, excluding compensation payable to B. Riley and certain expenses reimbursable to B. Riley under the terms of the Sales Agreement, will be approximately $50,000. The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such Common Stock, the initial tranche of which will be applied to repayment of the Company’s borrowings from B. Riley Commercial Capital, LLC.
Because there are no minimum sale requirements as a condition to this offering, the actual total public offering price, commissions and net proceeds to us, if any, are not determinable at this time. The actual dollar amount and number of shares of Common Stock we sell through this Prospectus will be dependent, among other things, on market conditions and our capital raising requirements.
We will report at least quarterly the number of shares of Common Stock sold through B. Riley under the Sales Agreement, the net proceeds to us and the compensation paid by us to B. Riley in connection with the sales of Common Stock under the Sales Agreement.
In connection with the sale of the shares of Common Stock on our behalf, B. Riley will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of B. Riley will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to B. Riley against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of Common Stock subject to the Sales Agreement and (ii) termination of the Sales Agreement as permitted therein.
Conflicts of Interest
B. Riley and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us, for which services they have received and may in the future receive customary fees. To the extent required by Regulation M, the Agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.
We intend to use a portion of the net proceeds of this offering to repay borrowings from B. Riley Commercial Capital, LLC, an affiliate of B. Riley. Therefore, B. Riley has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in accordance with FINRA Rule 5121. Due to this conflict of interest, EF Hutton is acting as a “qualified independent underwriter” in accordance with FINRA Rule 5121, which requires, among other things, that a qualified independent underwriter participate in the preparation of, and exercise the usual standards of “due diligence” with respect to the registration statement and this prospectus supplement and the accompanying prospectus. EF Hutton will not receive any additional compensation for acting as a qualified independent underwriter. We have agreed to indemnify EF Hutton for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that EF Hutton may be required to make for these liabilities. In addition, B. Riley will not make sales of shares in this offering to any of its discretionary accounts without receiving the specific prior written approval of the account holder and retaining such approval in its records.
This is a brief summary of the material provisions of the Sales Agreement and does not purport to be a complete statement of its terms and conditions. The Sales Agreement will be filed with the SEC and will be incorporated by reference into this prospectus supplement.
LEGAL MATTERS
The validity of the shares of Common Stock offered by this Prospectus will be passed upon by Merritt & Merritt, Burlington, Vermont. B. Riley Securities is being represented in connection with this offering by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements of iSun, Inc. as of December 31, 2020 and for the year then ended, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2020, as amended, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing. The consolidated financial statements of the Company’s indirect wholly-owned subsidiary, SolarCommunities. Inc. d/b/a SunCommon as of December 31, 2020 and for the year then ended, which are incorporated in this Prospectus by reference to the Company’s Current Report on Form 8-K filed on October 25, 2021 have been so incorporated in reliance on the report of Gallagher, Flynn & Company, LLP, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
This Prospectus is part of the Registration Statement on Form S-3 (Registration No 333-251154) we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this Prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the Registration Statement or the exhibits to the reports or other documents incorporated by reference into this Prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC's public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at

100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.
INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.
We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as filed with the SEC on March 15, 2021, as amended on Form 10-K/A, filed with the SEC on June 11, 2021;
(2)	Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2021, as filed with the SEC on May 24, 2021 and for the quarter ended June 30, 2021, as filed with the SEC on August 16, 2021;
(3)
Our Current Reports on Form 8-K and 8-K/A, as applicable, as filed with the SEC on January 5, 2021, January 11, 2021, January 12, 2021, January 13, 2021, January 25, 2021, February 4, 2021, February 26, 2021, March 9, 2021, March 17, 2021, March 26, 2021, March 29, 2021, April 8, 2021, April 8, 2021, April 9, 2021, April 16, 2021, May 10, 2021, May 21, 2021, May 25, 2021, June 3, 2021, June 9, 2021; June 9, 2021, June 22, 2021, June 23, 2021, June 30, 2021, August 16, 2021, August 17. 2021, August 24, 2021, September 13, 2021, September 17, 2021, October 5, 2021 and October 25, 2021; and

(4)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 400 Avenue D, Suite 10, Williston, Vermont 05495, Attention: Mr. John Sullivan, CFO (802) 658-3378.

$50,000,000

Common Stock
We may offer and sell, from time to time in one or more offerings, shares of our Common Stock having an aggregate offering price not exceeding $50,000,000.
Each time we sell shares of Common Stock we will file a supplement to this Prospectus which may add, update or change information in this Prospectus. You should read this Prospectus and any Prospectus Supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this Prospectus, carefully before you invest in our shares of Common Stock.
This Prospectus may not be used to offer or sell our shares of Common Stock unless accompanied by a Prospectus Supplement relating to the offered shares of Common Stock.
Our Common Stock is presently listed on The Nasdaq Capital Market, or Nasdaq, under the symbol “PECK”. On December 3, 2020, the last reported sale price of our Common Stock was $6.10. Each Prospectus Supplement will indicate if the shares of Common Stock offered thereby will be listed on any securities exchange.
As of December 3, 2020, the aggregate market value of our outstanding Common Stock held by non-affiliates, or public float, was approximately $20,918,835 million, based on 1,992,270 shares of outstanding Common Stock held by non-affiliates as of the date of this Prospectus, at a price of $10.50 per share, which was the last reported sale price of our Common Stock on The Nasdaq Capital Market on October 7, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the Registration Statement of which this Prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this Prospectus.
These shares of Common Stock may be sold directly by us, through dealers or agents designated from time to time, to or through underwriters or dealers or through a combination of these methods on a continuous or delayed basis. See “Plan of Distribution” in this Prospectus. We may also describe the plan of distribution for any particular offering of our shares of Common Stock in a Prospectus Supplement. If any agents, underwriters or dealers are involved in the sale of any shares of Common Stock in respect of which this Prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a Prospectus Supplement. The net proceeds we expect to receive from any such sale will also be included in a Prospectus Supplement.
Investing in our Common Stock involves various risks. See “Risk Factors” beginning on page 3 of this Prospectus and in the applicable Prospectus Supplement, and in the risks discussed in the documents incorporated by reference in this Prospectus and in the applicable Prospectus Supplement, as they may be amended, updated or modified periodically in our reports filed with the Securities and Exchange Commission. You should carefully read and consider these risk factors before you invest in our Common Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This Prospectus is dated December 11, 2020

ABOUT THIS PROSPECTUS
This Prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may sell the shares of Common Stock described in this Prospectus in one or more offerings from time to time having an aggregate offering price of $50,000,000. This Prospectus provides you with a general description of the shares of Common Stock we may offer. Each time we offer shares of Common Stock, we will provide you with a Prospectus Supplement that describes the specific amounts, prices and any material information with respect to the shares of Common Stock we offer. The Prospectus Supplement also may add, update or change information contained in this Prospectus. You should read carefully both this Prospectus and any Prospectus Supplement together with additional information described below under the caption “Where You Can Find More Information.”
This Prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. You should read both this Prospectus, including the section titled “Risk Factors,” and the accompanying Prospectus Supplement, together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this Prospectus or a Prospectus Supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This Prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this Prospectus or any Prospectus Supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.
OUR COMPANY
Except where the context otherwise requires, the terms, “we,” “us,” “our” or “the Company,” refer to the business of The Peck Company Holdings, Inc., a Delaware corporation, and its wholly-owned subsidiary, Peck Electric Co., a Vermont corporation.
This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire Prospectus, and our other filings with the Securities and Exchange Commission, or the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
We were originally formed on October 8, 2014 as a blank check company under the name Jensyn Acquisition Corp. for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination, with one or more businesses or entities. On June 20, 2019, we completed a business combination (the “Business Combination”) pursuant to which we acquired Peck Electric Co. (“Peck Electric”). Following the Business Combination, we changed our name to The Peck Company Holdings, Inc.
We are one of the largest commercial solar engineering, procurement and construction (“EPC”) companies in the country and are expanding across the Northeastern United States. The Company is a second-generation family business founded under the name Peck Electric Co. in 1972 as a traditional electrical contractor. The Company’s core values are to align people, purpose, and profitability, and since taking leadership in 1994, Jeffrey Peck, the Company’s Chief Executive Officer, has applied such core values to expand into the solar industry. Today, the Company is guided by the mission to facilitate the reduction of carbon emissions through the expansion of clean, renewable energy and we believe that leveraging such core values to deploy resources toward profitable business is the only sustainable strategy to achieve these objectives.
The world recognizes the need to transition to a reliable, renewable energy grid in the next 50 years. Vermont and Hawaii are leading the way in the U.S. with renewable energy goals of 75% by 2030 and 100% by 2045, respectively. California committed to 100% carbon-free energy by 2045. 29 other states also have renewable energy goals regardless of current Federal solar policy. The Company intends to use near-term incentives to take advantage of long-term, sustainable energy transformation with a commitment to the environment and to its shareholders. Our triple bottom line, which is geared towards people, environment, and profit, has always been our guide since we began installing renewable energy and we intend that it remain our guide over the next 50 years as we construct our energy future.

We primarily provide EPC services to solar energy customers for projects ranging in size from several kilowatts for residential loads to multi-megawatt systems for large commercial and utility projects. To date, we have installed over 165 megawatts of solar systems since inception and are focused on profitable growth opportunities. We believe that we are well-positioned for what we believe to be the coming transformation to an all renewable energy economy. As a result of the completion of the Business Combination, we have now opened our family company to the public market as part of our strategic growth plan. We are expanding across the Northeastern United States to serve the fast-growing demand for clean renewable energy. We are open to partnering with others to accelerate our growth process, and we are expanding our portfolio of company-owned solar arrays to establish recurring revenue streams for many years to come. We have established a leading presence in the market after five decades of successfully serving our customers, and we are now ready for new opportunities and the next five decades of success.
Recently our growth has been derived by increasing our solar customer base starting in 2013 and by continuing to serve the needs of existing electrical and data customers. We have installed some of the largest commercial and utility-scale solar arrays in the state of Vermont. Our union crews are expert constructors, and union access to an additional workforce makes us ready for rapid expansion to other states while maintaining control of operating costs.
We also make investments in solar development projects and currently own approximately three megawatts of operating solar arrays operating under long-term power purchase agreements. These long-term recurring revenue streams, combined with our in-house development and construction capabilities, make this asset class a strategic long-term investment opportunity for us.
We are a member of Renewable Energy Vermont, an organization that advocates for clean, practical and renewable solar energy.
Approximately 70% of our revenue is derived from solar business, approximately 30% of revenue is derived from electrical and data business and less than 1% of revenue is currently derived from recurring revenue of Company-owned solar arrays. We have a three-pronged growth strategy that includes (1) organic expansion across the Northeastern United States, (2) conducting accretive merger and acquisition transactions to expand geographically, and (3) investing into company-owned solar assets.
Our address is 4050 Williston Road, #511, South Burlington, Vermont 05403 and our telephone number is (802) 658-3378. Our corporate website is: www.peckcompany.com. The content of our website shall not be deemed incorporated by reference in this Prospectus.
ABOUT THIS OFFERING
We may offer up to $50,000,000 in gross proceeds of the sale of Common Stock, in one or more offerings. This Prospectus provides you with a general description of the shares of Common Stock we may offer.
We have one class of Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. Subject to any preferential rights of any outstanding preferred stock, holders of our Common Stock are entitled to receive ratably the dividends, if any, as may be declared from time to time by the board of directors out of legally available funds. If there is a liquidation, dissolution or winding up of the Company, holders of our Common Stock would be entitled to share ratably in our net assets legally available for distribution to stockholders after the payment of all our debts and liabilities and any preferential rights of any outstanding preferred stock.

RISK FACTORS
An investment in our Common Stock involves significant risks. You should carefully consider the risk factors contained in this Prospectus, any Prospectus Supplement and in our filings with the SEC, including our Annual Report on Form 10-K for the year ended December 31, 2019 filed on April 14, 2020, as amended by the Form 10-K/A filed on November 30, 2020, our Form 10-Q for the quarterly period ended March 31, 2020, filed on May 14, 2020, our Form 10-Q for the quarterly period ended June 30, 2020, filed on August 13, 2020, our Form 10-Q for the quarterly period ended September 30, 2020 filed on November 12, 2020,each of which is incorporated by reference in this prospectus in their entire, as well as other information contained in this Prospectus, any Prospectus Supplement, and the documents incorporated by reference herein or therein, before you decide to invest in our Common Stock. Our business, prospects, financial condition and results of operations may be materially and adversely affected as a result of any of such risks. The value of our Common Stock could decline as a result of any of these risks. You could lose all or part of your investment in our Common Stock. Some of our statements in sections entitled “Risk Factors” are forward-looking statements. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business, prospects, financial condition and results of operations.
The number of shares of Common Stock being registered for sale is significant in relation to the number of our outstanding shares of Common Stock.
We have filed a Registration Statement of which this Prospectus is a part to register the shares that may be offered hereunder for sale. These shares represent a large number of shares of our Common Stock, and if sold publicly in the market all at once or in a short period of time, could depress the market price of our Common Stock during the period the Registration Statement remains effective.
If we are not able to comply with the applicable continued listing requirements or standards of Nasdaq, Nasdaq could delist our Common Stock.
Our Common Stock is currently listed on Nasdaq. In order to maintain such listing, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, minimum share price, and certain corporate governance requirements. There can be no assurances that we will be able to comply with the applicable listing standards. For example, we currently are not in compliance with the Nasdaq requirements for director independence because a majority of our Board of Directors are not independent directors and we have not yet held our Annual Stockholders’ Meeting as required by the Nasdaq Listing Rules.
If we are unable to satisfy these requirements or standards, or cure any deficiencies in accordance with the Nasdaq Listing Rules, we could be subject to delisting, which would have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the Nasdaq Listing Rules, but we can provide no assurance that any such action taken by us would allow our Common Stock to become listed again, stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.
he effects of the outbreak of the novel coronavirus (COVID-19) have negatively affected the global economy, the United States economy and the global financial markets, and may disrupt our operations and our customers’ operations, which could have an adverse effect on our business, financial condition and results of operations.
The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. On March 11, 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. Since then, the spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The United States now has the world’s most reported COVID-19 cases, and all 50 states and the District of Columbia have reported cases of infected individuals. Several states, including Vermont, where we are headquartered, have declared states of emergency. Impacts to our business could be widespread, and material impacts may be possible, including the following:
•	employees contracting COVID-19;
•	reductions in our operating effectiveness as our employees work from home or disaster-recovery locations;

•	unavailability of key personnel necessary to conduct our business activities;
•	an economic environment which may have significant accounting and financial reporting implications;
•	unprecedented volatility in global financial markets;
•	reductions in revenue across our operating businesses;
•	delay in planned entry into, or expansion of, investments or projects in foreign jurisdictions;
•	closure of our offices or the offices of our customers; and
•	de-globalization.
We are taking precautions to protect the safety and well-being of our employees and customers. However, no assurance can be given that the steps being taken will be deemed to be adequate or appropriate, nor can we predict the level of disruption which will occur to our employees’ ability to provide customer support and service. The further spread of the COVID-19 outbreak may materially disrupt manufacturing, distribution and other segments in the renewable energy industry. Any one or more of these developments could have a material adverse effect on our business, operations, consolidated financial condition, and consolidated results of operations.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This Prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.
In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this Prospectus.
You should read this Prospectus and any accompanying Prospectus Supplement and the documents that we reference herein and therein and have filed as exhibits to the Registration Statement, of which this Prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this Prospectus and any accompanying Prospectus Supplement is accurate as of the date on the front cover of this Prospectus or such Prospectus Supplement only. Because the risk factors referred to above, as well as the risk factors referred to on page [3] of this Prospectus and incorporated herein by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this Prospectus and any accompanying Prospectus Supplement, and particularly our forward-looking statements, by these cautionary statements.

USE OF PROCEEDS
Except as otherwise provided in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the shares of Common Stock offered by this Prospectus for working capital and general corporate purposes.
The intended application of proceeds from the sale of any particular offering of shares of Common Stock using this Prospectus will be described in the accompanying Prospectus Supplement relating to such offering. The precise amount and timing of the application of these proceeds will depend on our funding requirements and the availability and costs of other funds.
THE SHARES OF COMMON STOCK WE MAY OFFER
The descriptions of the shares of Common Stock contained in this Prospectus, together with the applicable Prospectus Supplements, summarize all the material terms and provisions of the shares of Common Stock that we may offer. We will describe in the applicable Prospectus Supplement relating to the shares of Common Stock the particular terms of the shares of Common Stock offered by that Prospectus Supplement. If we indicate in the applicable Prospectus Supplement, the terms of the shares of Common Stock may differ from the terms we have summarized below. We will also include in the Prospectus Supplement information, where applicable, about the securities exchange, if any, on which the shares of Common Stock will be listed.
We may sell shares of our Common Stock from time to time, in one or more offerings.
The terms of the shares of Common Stock we offer will be determined at the time of sale. When shares of Common Stock are offered, a Supplement to this Prospectus will be filed with the SEC, which will describe the terms of the offering and sale of the shares of Common Stock offered.
DESCRIPTION OF COMMON STOCK
The following is a summary of all material characteristics of our Common Stock as set forth in our Certificate of Incorporation and By-laws, each as amended. The summary does not purport to be complete and is qualified in its entirety by reference to our Certificate of Incorporation and By-laws, each as amended, and to the provisions of the Delaware General Corporation Law.
Common Stock
We are authorized to issue up to 49,000,000 shares of our Common stock, par value $0.0001 per share. As of December 3, 2020, there were 5,312,873 shares of our Common Stock issued and outstanding. The outstanding shares of our Common Stock are validly issued, fully paid and nonassessable.
Holders of our Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of our Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of our Common Stock voting for the election of directors collectively hold the voting power to elect all of the directors. Holders of our Common Stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of two-thirds of our outstanding shares is required to effectuate certain fundamental corporate changes such as dissolution, merger or an amendment to our Certificate of Incorporation, as amended.
Subject to the rights of holders of shares of our Preferred Stock, if any, the holders of our Common Stock are entitled to share in all dividends that our Board of Directors, in its discretion, declares on our Common Stock from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share of our Common Stock entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over our Common Stock. Our Common Stock has no pre-emptive, subscription or conversion rights and there are no redemption provisions applicable to our Common Stock.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our Common Stock is Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004.

PLAN OF DISTRIBUTION
We may sell the shares of Common Stock being offered pursuant to this Prospectus through underwriters or dealers, through agents, or directly to one or more purchasers or through a combination of these methods. The applicable Prospectus Supplement will describe the terms of the offering of the shares of Common Stock, including:
•	the name or names of any underwriters, if any, and if required, any dealers or agents;
•	the purchase price of the shares of Common Stock and the proceeds we will receive from the sale;
•	any underwriting discounts and other items constituting underwriters’ compensation;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the shares of Common Stock may be listed.
We may distribute the shares of Common Stock from time to time in one or more transactions at:
•	a fixed price or prices, which may be changed;
•	market prices prevailing at the time of sale;
•	prices related to such prevailing market prices; or
•	negotiated prices.
Only underwriters named in the Prospectus Supplement are underwriters of the shares of Common Stock offered by the Prospectus Supplement.
If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a Prospectus Supplement. The shares of Common Stock may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the Prospectus Supplement. If underwriters are used in the sale, the shares of Common Stock offered will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the shares of Common Stock offered will be subject to conditions precedent and the underwriters will be obligated to purchase all of the shares of Common Stock offered if any are purchased.
We may grant to the underwriters options to purchase additional shares of Common Stock to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related Prospectus Supplement. The terms of any over-allotment option will be set forth in the Prospectus Supplement for those shares of Common Stock.
If we use a dealer in the sale of the shares of Common Stock being offered pursuant to this Prospectus or any Prospectus Supplement, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The names of the dealers and the terms of the transaction will be specified in a Prospectus Supplement.
We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the Prospectus Supplement. Unless the Prospectus Supplement states otherwise, any agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents or underwriters to solicit offers by institutional investors to purchase shares of Common Stock from us at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the Prospectus Supplement. In connection with the sale of shares of Common Stock, underwriters, dealers or agents may receive compensation from us or from purchasers of the shares of Common Stock for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the shares of Common Stock to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the shares of Common Stock, and any institutional investors or others that purchase shares of Common Stock directly and then resell the shares of Common Stock, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the shares of Common Stock by them may be deemed to be underwriting discounts and commissions under the Securities Act.
We may provide agents and underwriters with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.
In addition, we may enter into derivative transactions with third parties (including the writing of options), or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable Prospectus Supplement indicates, in connection with such a transaction, the third parties may, pursuant to this Prospectus and the applicable Prospectus Supplement, sell shares of Common Stock covered by this Prospectus and the applicable Prospectus Supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge shares of Common Stock covered by this Prospectus and the applicable Prospectus supplement to third parties, who may sell the loaned shares of Common Stock securities or, in an event of default in the case of a pledge, sell the pledged shares of Common Stock securities pursuant to this Prospectus and the applicable Prospectus Supplement. The third party in such sale transactions will be an underwriter and will be identified in the applicable Prospectus Supplement or in a post-effective amendment.
To facilitate an offering of shares of Common Stock, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the shares of Common Stock. This may include over-allotments or short sales of the shares of Common Stock, which involves the sale by persons participating in the offering of more shares of Common Stock s than have been sold to them by us. In those circumstances, such persons would cover such over-allotments or short positions by purchasing in the open market or by exercising the over-allotment option granted to those persons. In addition, those persons may stabilize or maintain the price of the shares of Common Stock by bidding for or purchasing shares of Common Stock in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if shares of Common Stock sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the shares of Common Stock at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our shares of Common Stock
The shares of Common Stock being offered are authorized by our Certificate of Incorporation, as amended. Any agents or underwriters may make a market in these shares of Common Stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for our shares of Common Stock which is listed on The Nasdaq Capital Market. Any underwriters to whom shares of Common Stock are sold by us for public offering and sale may make a market in the shares of Common Stock but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.
In order to comply with the securities laws of some states, if applicable, the shares of Common Stock offered pursuant to this Prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.
LEGAL MATTERS
The validity of the issuance and sale of the shares of Common Stock offered hereby will be passed upon for us by Merritt & Merritt, Burlington, Vermont.

EXPERTS
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2019 and for the year then ended, which are incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019, as amended, have been so incorporated in reliance on the report of Marcum LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of The Peck Company Holdings, Inc. as of December 31, 2018 and for the year then ended, which are incorporated in this Prospectus by reference to the Report on Form 10-K for the year ended December 31, 2019, as amended, have been so incorporated in reliance on the report of McSoley McCoy and Co., independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and as a result file periodic reports and other information with the SEC. These periodic reports and other information will be available for inspection and copying at the SEC’s public reference room and the website of the SEC referred to below. We also make available on our website under “SEC Filings,” free of charge, our Proxy Statements, Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current reports on Form 8-K and amendments to those reports as soon as reasonably practicable after we electronically file such materials with or furnish them to the SEC. Our website address is www.peckcompany.com. This reference to our website is an inactive textual reference only, and is not a hyperlink. The contents of our website are not part of this Prospectus, and you should not consider the contents of our website in making an investment decision with respect to the Common Stock offered hereby.
This Prospectus constitutes a part of a Registration Statement on Form S-3 filed under the Securities Act. As permitted by the SEC’s rules, this Prospectus and any Prospectus Supplement, which form a part of the Registration statement, do not contain all the information that is included in the Registration Statement. You will find additional information about us in the Registration Statement. Any statements made in this Prospectus or any Prospectus Supplement concerning legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the Registration Statement or otherwise filed with the SEC for a more complete understanding of the document or matter.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.
We maintain a website at https://www.peckcompany.com. You may access our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.
INCORPORATION OF DOCUMENTS BY REFERENCE
We are “incorporating by reference” certain documents that we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this Prospectus. Statements contained in documents that we file with the SEC and that are incorporated by reference in this Prospectus will automatically update and supersede information contained in this Prospectus, including information in previously filed documents or reports that have been incorporated by reference in this Prospectus, to the extent the new information differs from or is inconsistent with the old information.

We have filed the following documents with the SEC. These documents are incorporated herein by reference as of their respective dates of filing:
(1)	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as filed with the SEC on April 14, 2020, as amended by Form 10-K/A filed with the SEC on November 30, 2020;
(2)	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, as filed with the SEC on May 14, 2020;
(3)	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 as filed with the SEC on August 13, 2020;
(4)	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2020 as filed with the SEC on November 12, 2020;.
(5)
Our Current Reports on Form 8-K and 8-K/A, as applicable, as furnished to the SEC on January 17, 2020, March 31, 2020, April 28, 2020, August 12, 2020, September 1, 2020, November 3, 2020, and November 13, 2020; and

(6)
The description of our Common Stock contained in our Registration Statement on Form 8-A filed with the SEC on March 1, 2016, including any amendments and reports filed for the purpose of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the filing of the Registration Statement of which this Prospectus forms a part and prior to its effectiveness and (2) until all of the Common Stock to which this Prospectus relates has been sold or the offering is otherwise terminated, except in each case for information contained in any such filing where we indicate that such information is being furnished and is not to be considered “filed” under the Exchange Act, will be deemed to be incorporated by reference in this prospectus and any accompanying Prospectus Supplement and to be a part hereof from the date of filing of such documents.
We will provide a copy of the documents we incorporate by reference, at no cost, to any person who receives this Prospectus. To request a copy of any or all of these documents, you should write or telephone us at 4050 Williston Road, #511, South Burlington, Vermont 05403, Attention: Mr. Michael d’Amato, (646) 577-1222.

$39,500,000

Common Stock
PROSPECTUS SUPPLEMENT

B. Riley Securities	EF Hutton, division of Benchmark Investments, LLC
October 25, 2021